REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 8, 1997 by and among NETWORK IMAGING CORPORATION, a corporation organized under the laws of the State of Delaware, with headquarters located at 500 Huntmar Park Drive, Herndon, Virginia 20170 (the "Company"), and the undersigned (together with affiliates, the "Initial Investors").

         WHEREAS:

         A. In connection with the Securities Purchase Agreement of even date herewith by and between the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors units ("Units") consisting of (i) shares of its Series L Convertible Preferred Stock (the "Preferred Stock") that is convertible into shares (the "Conversion Shares") of the Company's common stock, par value $.0001 per share (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designations, Rights and Preferences with respect to such Preferred Stock (the "Certificate of Designation") and (ii) warrants (the "Investor Warrants") to acquire shares of Common Stock (the "Investor Warrant Shares");

         B. To induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws; and

         C. The Company has issued The Zanett Securities Corporation (the "Placement Agent") Warrants (collectively with the Investor Warrants, the "Warrants") to purchase shares of Common Stock (collectively with the Investor Warrant Shares, the "Warrant Shares") pursuant to that certain Placement Agency Agreement dated as of July 2, 1997 by and between the Company and the Placement Agent and has agreed to provide the Placement Agent the rights set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

         1.       DEFINITIONS.

                  a. As used in this Agreement, the following terms shall have the following meanings:

                           (i)  "Investors"  means the Initial Investors and any
transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                           (ii) "register," "registered," and "registration" re-
er to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           (iii) "Registrable Securities"  means the  Conversion
Shares and the Warrant Shares (including any Conversion Shares issuable with respect to Conversion Default Payments or the Damages Amount under the Certificate of Designation or in redemption of any Preferred Stock and any Warrant Shares issuable with respect to Exercise Default Payments under the Warrants) issued or issuable with respect to the Preferred Stock and the Warrants and any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing.

                           (iv) "Registration  Statement"  means  a registration
statement of the Company under the Securities Act.

                  b. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

         2.       REGISTRATION.

                  a. Mandatory Registration. The Company shall prepare, and, as soon as practicable after the First Closing under the Securities Purchase Agreement, but in no event later than the sixtieth (60th) day following such closing, file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on Form S-1) covering the resale of at least 135% (or, if the Investors have provided the Company a notice pursuant to Section 3(b) hereof, at least 200%) of the maximum number of Registrable Securities issuable upon the full conversion of, or as dividends on or otherwise with respect to, the Preferred Stock and the full exercise of the Warrants comprising 3,250 Units (assuming a conversion price based on 81% of the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the principal securities market on which the Common Stock is then trading) on the date of such closing). The Company shall prepare, and, as soon as practicable after each additional closing under the Securities Purchase Agreement, but in no event later than the sixtieth (60th) day following each of such closings, file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on Form S-1) covering the resale of at least 135% (or, if the Investors have provided the Company a notice pursuant to Section 3(b) hereof, at least 200%) of the maximum number of Registrable Securities issuable upon the full conversion of, or as dividends on or otherwise with respect to, the Preferred Stock and the full exercise of the Warrants comprising the Units issued at such closing pursuant to Section 1(a)(ii) or Section 1(a)(iii) of the Securities Purchase Agreement, as applicable (assuming a conversion price based on 81% of the closing sales price of the Common Stock as reported on the Nasdaq National Market (or the principal securities market on which the Common Stock is then trading) on the date of such Closing). In the event any Registration Statement filed by the Company pursuant to this Section 2(a) is on Form S-1, the Company shall, (x) no later than the date the Company files each periodic report on Form 10-Q or 10-K, file a prospectus supplement or post-effective amendment to the Registration Statement to include in the Registration Statement such information (including, without limitation, updated financial statements) from the periodic report as is necessary or required to keep the Registration Statement in compliance with the rules of the SEC and this Agreement and (y) within fifteen (15) days of the Company becoming eligible to register the Registrable Securities on Form S-3, file a new Registration Statement on Form S-3 covering at least 135% (or, if the Investors have provided the Company a notice pursuant to Section 3(b) hereof, at least 200%) of the Registrable Securities issuable upon the full conversion of, or as dividends on or otherwise with respect to, the Preferred Stock and the full exercise of the Warrants (based on the conversion and exercise prices thereof then in effect) and cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter, and in no event later than ninety (90) days after the filing thereof (such ninetieth (90th) day being the "Second Registration Deadline"). Each Registration Statement filed hereunder, to the extent allowable under the Securities Act and the Rules promulgated thereunder (including Rule
416), shall state that such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock and exercise of the Warrants (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions or (ii) by reason of reductions in the Conversion Price of the Preferred Stock or the Exercise Price of the Warrants in accordance with the terms thereof (including, but not limited to, in the case of the Preferred Stock, the terms which cause the applicable Conversion Percentages to decrease and the terms which cause the Variable Conversion Price to decrease to the extent that the closing sales price of the Common Stock decreases). The Registrable Securities included in any Registration Statement filed hereunder shall be allocated to the Investors as set forth in Section 11(k) hereof. Each Registration Statement filed hereunder (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Initial Investors and their counsel prior to its filing or other submission. The Company shall not include any securities (other than Registrable Securities and securities designated on Schedule 3(c) to the Securities Purchase Agreement for possible inclusion on a Registration Statement hereunder) on any Registration Statement filed pursuant to this Section 2(a). In addition, the Company shall not permit any securities of the Company (other than Registrable Securities) to be registered under the Securities Act prior to or at the same time as the registration of the Registrable Securities; provided, however, that the Company may register (i) up to 1,750,000 shares of Series A Cumulative Convertible Preferred Stock ("Series A Stock") and up to 15,027,937 shares of Common Stock in connection with certain proposed changes to the Series A Stock, and (ii) up to 2,150,000 shares of Common Stock in connection with certain convertible notes in the aggregate principal amount of $2,000,000 issued by the Company in July and August 1997.

                  b. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to Section 2(a) or 3(b) hereof involves an underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, with the consent of the Initial Investors, shall have the right to select a total of one legal counsel to represent the Investors at the cost and expense of the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company and the Placement Agent. In the event that any Investors elect not to participate in such underwritten offering, such Registration Statement shall contain appropriate plans of distribution reasonably  satisfactory  to the Investors  participating  in such  underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Investors to sell from time to time and at any time during the effectiveness of such Registration Statement).

                  c.  Payments  by the  Company.  The  Company  shall cause each
Registration Statement filed pursuant to Section 2(a) to become effective as soon as practicable, but in no event later than (i) the ninetieth (90th) day following the date it was required to be filed hereunder in the case of a Registration Statement on Form S-3 or (ii) the one hundred fiftieth (150th) day following the date it was required to be filed hereunder in the case of a Registration Statement on Form S-1 (each a "Registration Deadline"). If (i) any Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to the first sentence of Section 2(a) hereof is not declared effective by the SEC on or before the Registration Deadline for such Registration Statement or if, after the Registration Statement has been declared effective by the SEC, sales of all the Registrable Securities issued or issuable with respect to the Preferred Stock and Warrants required to be covered by such Registration Statement pursuant to Section 2(a) hereof (including any Registrable Securities required to be registered pursuant to Section 3(b) hereof) cannot be made pursuant to a Registration Statement (by reason of a stop order or the Company's failure to update the Registration Statement or any other reason outside the control of the Investors) or (ii) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("Nasdaq"), the Nasdaq Small Cap Market, the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") at any time after the Registration Deadline for such Registration Statement, then each of the Conversion Percentages set forth in the Certificate of Designation (the "Conversion Percentages") shall be permanently reduced pursuant to this Section 2(c) as partial relief for the damages to the Investors by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). Each of the Conversion Percentages applicable during each time period shall be permanently reduced by an amount equal to the product of (i) two hundredths (.02) multiplied by (ii) the sum of: (y) the number of months (prorated for partial months) after a Registration Deadline and prior to the date the applicable Registration Statement filed pursuant to Section 2(a) is declared effective by the SEC and
(z) the number of months (prorated for partial months) that sales cannot be made pursuant to a Registration Statement after the Registration Statement has been declared effective or the Common Stock is not listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the NYSE or AMEX; provided, however, that there shall be excluded from each such period (I) any delays which are solely attributable to changes (other than corrections of Company mistakes with respect to information previously provided by the Investors) required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, (II) and any delays resulting from the Initial Investor's counsel selected pursuant to Section 3(h) failing to respond to the Company within five
(5) business days of its receipt of any Registration Statement and (III) if the Registration Statement filed pursuant to Section 2(a) is on Form S-1, the first thirty (30) days following each post-effective amendment thereto filed on or before June 30, 1998 (each of the periods described in clauses (I), (II) and (III) being an "Excluded Period"); and provided, further, that the aggregate reductions to each of the Conversion Percentages pursuant to this Section 2(c) as a result of the failure of the Common Stock to be listed or included for quotation on Nasdaq, the Nasdaq Small Cap Market, the NYSE or AMEX shall not exceed ten percent (10%). (For example, if a Registration Statement is declared effective on the last day of the second month following the applicable Registration Deadline, each of the Conversion Percentages set forth in the Certificate of Designation would be reduced by four percent (4%) to 81% and 77%, respectively.) In addition, if any Registration Statement required to be filed by the Company pursuant to Section 2(a) hereof has not been declared effective on or before the sixtieth (60th) day following the applicable Registration Deadline for such Registration Statement or any such Registration Statement, after being declared effective, cannot be utilized by the Investors for the resale of the Registrable Securities covered by such Registration Statement for an aggregate of more than thirty (30) days after the earlier of (i) the date on which the Company first becomes eligible to register the resale of Registrable Securities pursuant to a Registration Statement on Form S-3 and (ii) June 30, 1998, each of the Conversion Percentages applicable during each time period shall be permanently reduced at the rate of two hundredths (.02) per week (prorated for partial weeks) rather than two hundredths (.02) per month (prorated for partial months).

                  d. Piggy-Back Registrations. If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating  to equity  securities  to be  issued  solely  in  connection  with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans or pursuant to a plan to reorganize the Company's Series A Cumulative Convertible Preferred Stock), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Investor requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

                  e. Rule 416. The Company and the Investors each acknowledge that an indeterminate number of Registrable Securities shall be registered pursuant to Rule 416 under the Securities Act so as to include in each Registration Statement required pursuant to Section 2(a) hereof any and all Registrable Securities which may become issuable (i) to prevent dilution resulting from stock splits, stock dividends or similar transactions and (ii) by reason of reductions in the Conversion Price of the Preferred Stock or the Exercise Price of the Warrants in accordance with the terms thereof (including, but not limited to, in the case of the Preferred Stock, the terms which cause the applicable Conversion Percentages to decrease and the terms which cause the Variable Conversion Price to decrease to the extent the closing sales price of the Common Stock decreases (collectively, the "Rule 416 Securities"). In this regard, the Company agrees to take all steps necessary to ensure that all Registrable Securities are registered pursuant to Rule 416 under the Securities Act in any such Registration Statement and, absent guidance from the SEC or other definitive authority to the contrary, the Company shall affirmatively support and not take any action adverse to the position that the Registration Statements filed hereunder cover all of the Rule 416 Securities. If the Company determines that the Registration Statements filed hereunder do not cover all of the Rule 416 Securities, the Company shall immediately provide to each Investor written notice (a "Rule 416 Notice") setting forth the basis for the Company's position and the authority therefor.

         3.       OBLIGATIONS OF THE COMPANY.

         In connection with the registration of the Registrable Securities on any Registration Statement filed hereunder, the Company shall have the following obligations:

                  a. The Company shall prepare promptly and file with the SEC the Registration Statements required by Section 2(a), and cause such Registration Statements relating to Registrable Securities to become effective as soon as practicable after such filing, but in no event later than the Registration Deadline or the Second Registration Deadline (as applicable), and keep such Registration Statements effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Initial Investors) may be immediately sold to the public without registration pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statements (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

                  b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the
Registration Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements. In the event the holders of a majority of the Registrable Securities notify the Company in writing (the date of such notice being the "Registration Trigger Date") that they have determined that the number of shares available under all Registration Statements filed pursuant to this Agreement is, for any three (3) consecutive trading days insufficient to cover the sum of one hundred percent (100%) of the Registrable Securities issuable upon exercise of the Warrants plus one hundred thirty-five percent (135%) of the Registrable Securities issued or issuable upon conversion of the Preferred Stock, the Company shall amend (if permissible) the Registration Statements, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover the sum of one hundred percent (100%) of the Registrable Securities issuable upon exercise of the Warrants plus two hundred percent (200%) of the Registrable Securities issued or issuable upon conversion of the Preferred Stock, in each case, as soon as practicable, but in any event within fifteen (15) days after the Registration Trigger Date (based on the market price of the Common Stock and other relevant factors on which the Company reasonably elects to rely). The Company shall cause such amendment(s) and/or new Registration Statement to become effective as soon as practicable following the filing thereof. In the event the Company fails to obtain the effectiveness of any such Registration Statement within ninety (90) days after a Registration Trigger Date, each Investor shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a written notice to the Company (a "Redemption Notice"), to require the Company to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B of the Certificate of Designation), a portion of the Investor's Preferred Stock such that the total number of Registrable Securities included on the Registration Statement for resale by such Investor exceeds the sum of one hundred percent (100%) of the Registrable Securities issuable upon exercise of the Warrants plus one hundred thirty-five percent (135%) of the Registrable Securities issued or issuable upon conversion of such Investor's Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of a Redemption Notice, then such Investor shall be entitled to the remedies provided in Article VIII.C of the Certificate of Designation.

                  c. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each such Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of any Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of any Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to any such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of any Registration Statement or any amendment thereto, a notice stating that such Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

                  d. The Company  shall use its best efforts to (i) register and qualify the Registrable Securities covered by each Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered
reasonably  requests,   (ii)  prepare  and  file  in  those  jurisdictions  such
amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

                  e. In the event the Investors who hold a majority in interest of the Registrable Securities being offered pursuant to a Registration Statement under Section 2(a) or 3(b) hereof select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

                  f. As promptly as practicable after becoming aware of such event, the Company shall notify each Investor of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

                  g. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a
Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

                  h. The Company shall permit a single firm of counsel designated by the Initial Investors to review each Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

                  i. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

                  j. From time to time upon the request of any Investor, the Company shall furnish (i) an opinion from counsel representing the Company, dated as of the date of issuance of such opinion, addressed to the Investors and in form, scope and substances as is customarily given in an underwritten public offering and (ii) in the case of an underwriting, a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

                  k. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Investors' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

                  l. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless
(i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure. The Investor, at its expense, may undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  m. The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by any Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure the designation and quotation, of all the Registrable Securities covered by any Registration Statement on each national interdealer quotation system on which securities of the same class or series issued by the Company are designated for quotation and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

                  n. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of any Registration Statement.

                  o. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to any Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in the form attached hereto as Exhibit 1.

                  p. At the request of any Investor, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

                  q. The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC).

                  r. The Company shall take all such other actions as any Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registrable Securities.

         4.       OBLIGATIONS OF THE INVESTORS.

         In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

                  a. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) business days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

                  b. Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of each Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from any such Registration Statement.

                  c. In the event Investors holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement.

                  d. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

                  e. No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         5.       EXPENSES OF REGISTRATION.

         All  reasonable  expenses,   other  than  underwriting   discounts  and
commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, the fees and disbursements contemplated by Section 3(j) hereof. Notwithstanding the foregoing, the Company will pay all of Investors' costs and expenses (including reasonable legal fees and expenses) incurred in connection with enforcing their rights hereunder.

         6.       INDEMNIFICATION.

         In the event any Registrable Securities are included in a Registration Statement under this Agreement:

                  a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees, agents and each person who control any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable
Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

                  b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

                  c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the
case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. In the event an Indemnified Person or Indemnified Party retains its own counsel pursuant to the immediately preceding sentence, the indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates (with the approval of the Initial Investors if they hold Registrable Securities included in such Registration Statement), if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         7.       CONTRIBUTION.

                  a. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

                  b. Notwithstanding the foregoing, in the event the Initial Investors participate in an underwriting hereunder pursuant to an underwriting agreement which includes indemnification and contribution provisions, the indemnification and contribution provisions contained in such underwriting agreement shall control and supersede the provisions contained in Sections 6 and 7(a) hereof with respect to any violations arising from the offering contemplated by such underwriting agreement.

         8.       REPORTS UNDER THE EXCHANGE ACT.

         With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                  b. file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144; and

                  c. furnish to each Investor so long as such Investor owns shares of Preferred Stock, Warrants or Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144(c), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

         9.       ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by each Investor to any transferee of all or any portion of the shares of Preferred Stock, the Warrants or the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

         10.      AMENDMENT OF REGISTRATION RIGHTS.

         Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and Investors who hold a majority in interest of the Registrable Securities; provided, however, that no amendment hereto which restricts the ability of an Investor to elect not to participate in an underwritten offering shall be effective against any Investor which does not consent in writing to such amendment; provided, further, however, that no consideration shall be paid to an Investor by the Company in connection with an amendment hereto unless each Investor similarly affected by such amendment receives a pro-rata amount of consideration from the Company. Unless an Investor otherwise agrees, each amendment hereto must similarly affect each Investor. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

         11.      MISCELLANEOUS.

                  a. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable
Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

                  b. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

                  If to the Company:

                           Network Imaging Corporation
                           500 Huntmar Park Drive
                           Herndon, Virginia 20170
                           Attn:  President

                  with a copy to:

                           General Counsel's Office
                           Network Imaging Corporation
                           500 Huntmar Park Drive
                           Herndon, Virginia 20170

and if to any Investor, at such address as such Investor shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b).

                  c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts located in the State of Delaware in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  e. This  Agreement,  the Securities  Purchase  Agreement,  the
Placement Agency Agreement and the Warrants (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Securities Purchase Agreement and the Placement Agency Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

                  f. Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  h. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                  j. All consents and other determinations to be made by the Investors or the Initial Investors pursuant to this Agreement shall be made by the Investors or the Initial Investors holding a majority of the Registrable Securities (determined as if all shares of Preferred Stock and Warrants then outstanding had been converted into or exercised for Registrable Securities) held by all Investors or Initial Investors, as the case may be.

                  k. The initial number of Registrable Securities included on any Registration Statement and each increase (if any) to the number of Registrable Securities included thereon shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder's Registrable Securities, each transferee shall be allocated a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement and which remain allocated to any person or entity which does not hold any Registrable Securities shall be allocated to the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, the number of Registrable Securities held by any Investor shall be determined as if all shares of Preferred Stock and Warrants then outstanding were converted into or exercised for Registrable Securities.

                  l. Each party to this Agreement has participated in the negotiation and drafting of this Agreement. As such, the language used herein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


NETWORK IMAGING CORPORATION


By:    _______________________

Name:  _______________________

Its:   _______________________


INITIAL INVESTOR:

CAPITAL VENTURES INTERNATIONAL


By:    _______________________

Name:  _______________________

Its:   _______________________

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


NETWORK IMAGING CORPORATION

By:    _______________________

Name:  _______________________

Its:   _______________________



INITIAL INVESTOR:

ZANETT LOMBARDIER, LTD.

By:    _______________________

Name:  _______________________

Its:   _______________________

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


NETWORK IMAGING CORPORATION


By:    _______________________

Name:  _______________________

Its:   _______________________


INITIAL INVESTOR:


____________________________
BRUNO GUAZZONI

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


NETWORK IMAGING CORPORATION


By:    _______________________

Name:  _______________________

Its:   _______________________


INITIAL INVESTOR:

THE ZANETT SECURITIES CORPORATION


By:    _______________________

Name:  _______________________

Its:   _______________________

                                                                       EXHIBIT 1
                                                                              to
                                                                    Registration
                                                                          Rights
                                                                       Agreement

                                     [Date]

[Name and address
of transfer agent]


                           RE:      NETWORK IMAGING CORPORATION

Ladies and Gentlemen:

         We are counsel to Network Imaging Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and we understand that [Name of Investor] (the "Holder") has purchased from the Company (i) shares of the Company's Series L Convertible Preferred Stock (the "Preferred Stock") that are convertible into shares of the Company's common stock, par value $.0001 per share (the "Common Stock") and (ii) warrants (the "Warrants") that are exercisable for shares of Common Stock. The Preferred Stock and Warrants were purchased by the Holder pursuant to a Securities Purchase Agreement, dated as of December 8, 1997, by and among the Company and the signatories thereto (the "Agreement"). Pursuant to a Registration Rights Agreement, dated as of December 8, 1997, by and among the Company and the signatories thereto (the "Registration Rights Agreement"), the Company agreed with the Holder, among other things, to register the Registrable Securities (as that term is defined in the Registration Rights Agreement) under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms provided in the Registration Rights Agreement. In connection with the Company's obligations under the Registration Rights Agreement, on _____ __, 1997, the Company filed a Registration Statement on Form S-___ (File No. 333- _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities, which names the Holder as a selling stockholder thereunder.

 [Other customary introductory and scope of examination language to be inserted]

         Based on the foregoing, we are of the opinion that the Registrable Securities have been registered under the Securities Act.

                   [Other customary language to be included.]


                                                 Very truly yours,

cc:   [Name of Investor]